Exhibit (h)(3)(ii)

Amended Exhibit A to the BNY Administration and Accounting Services Agreement

EXHIBIT A

          THIS EXHIBIT A, amended and restated as of October 28, 2014 to reflect the current series of the RBC Funds Trust, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of October 5, 2007 between BNY Mellon Investment Servicing (US) Inc. and RBC Funds Trust.

PORTFOLIOS

RBC Enterprise Fund
RBC Small Cap Core Fund
RBC SMID Cap Growth Fund
RBC Microcap Value Fund
RBC Mid Cap Value Fund
Prime Money Market Fund
Tax-Free Money Market Fund
U.S. Government Money Market Fund
Access Capital Community Investment Fund
RBC BlueBay Emerging Market Corporate Bond Fund
RBC BlueBay Emerging Market Select Bond Fund
RBC BlueBay Global High Yield Fund
RBC BlueBay Global Convertible Bond Fund
RBC BlueBay Absolute Return Fund
RBC Emerging Markets Equity Fund
RBC Emerging Markets Small Cap Equity Fund
RBC Short Duration Fixed Income Fund
RBC Ultra-Short Fixed Income Fund
RBC BlueBay Total Return Credit Fund
RBC BlueBay Emerging Market Unconstrained Fixed Income Fund
RBC Small Cap Value Fund
RBC Global Opportunities Fund
RBC International Opportunities Fund

RBC FUNDS TRUST

By:

Name:

Title:

Date:

BNY MELLON INVESTMENT SERVICING (US) INC.

By:

Name:

Title:

Date: